Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in the Registration Statement on Form S-8 pertaining to the AccelPath, Inc. 2011 Equity Incentive Plan of our report dated September 6, 2012 with respect to the audited financial statements of Digipath Solutions, LLC for the year ended June 30, 2012 and 2011appearing in the Current Report on Form 8-K/A filed on November 13, 2012.

/s/ Karlins, Ramsey and Tompkins, LLC

The Woodlands, Texas

November 20, 2012